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EXHIBIT 99.1

NEW WORLD RESTAURANT GROUP LAUNCHES EINSTEIN BROS. CAFÉ
—Completely New Look and Menu Introduced

        GOLDEN, Colo. (10/14/04)—New World Restaurant Group (Pink Sheets: NWRG.PK) today announced the introduction of Einstein Bros. Café. Moving the brand beyond the bagel, Einstein Bros. Café expands on the well-known Einstein Bros. Bagels artisan-baking heritage with this new concept. Einstein Bros. Café offers a lunch and dinner menu with a culinary focus on innovative items using the freshest and highest quality ingredients. The restaurant's new look is designed to position Einstein Bros. Café as a 'dine-in' choice conducive to meetings, family meals, and groups dining out together. The first unit of the quick casual restaurant, located at 7300 East 29th Avenue within Denver's Stapleton neighborhood, is scheduled to open on October 18, 2004. Plans call for conversion of the remaining Einstein Bros. Bagel locations on a market-by-market basis.

        "When Einstein Bros. Bagels was launched, we were the leader of the quick casual pack—providing great food in a creative environment," said New World President and Chief Executive Officer Paul Murphy. "Our success lies in our ability to recognize that quick casual diners have grown more sophisticated in their expectations. Customers want fresh, quality food with great flavors. They want quick, easy service and they want a comfortable place to enjoy it. We have done our homework—and while we stay true to the core tenets of what make Einstein's popular, we are very excited about what Einstein Bros. Café will offer." Lunch and dinner have become a true focus with the addition of more innovative sandwiches, salads, and soups. The interior of Einstein Bros. Café is designed to encourage guests to dine in rather than grabbing food to go. The exterior has been updated with modern design elements using glass, steel and aluminum with clean, angled lines.

        Einstein Bros. worked with Chute Gerdeman Retail, one of the top restaurant and retail designers in the United States. Their goal has been to maintain Einstein Bros. Bagels' fun and contemporary feel while improving the overall guest experience. Chute Gerdeman's work includes the design of a new logo, a new exterior and interior design of the restaurant, a more efficient ordering system, and a new menu with greater emphasis on the food selection.

        The new logo reflects the vitality of the restaurant. An intersecting fork and spoon placed against a four-squared backdrop of bright green, blue and orange is the core of the logo which captures the restaurant's focus on fresh, quality food. The four squares symbolize the four seasons. With the advent of each season, Einstein Bros. Café plans to introduce menu items to reflect that time of year.

        The restaurant has a clean, uncluttered feel. Warm, contemporary lighting, dark woods and colorful textiles give the restaurant a comfortable ambiance. High backed booths and comfortable chairs create a more relaxing setting. "The design focuses on creating an experience where customers concentrate on enjoying the food, rather than waiting in line for it to be prepared," commented Tony Oliver, Director of Environment for Chute Gerdeman Retail. For the convenience of their customers, Einstein Bros. Café is equipped with free wireless internet access.

        The restaurant's new signage guides guests through the ordering process, intended to speed customer service. Menu boards are arranged by category, and feature photographs of Einstein Bros. Café menu items. The menu also identifies low fat, low carbohydrate and vegetarian choices.

        Dine-in meals are now served on plates with flatware. Hot beverages are served in ceramic coffee mugs. "The Einstein Bros. Café experience is about the food. The switch to tableware defines the quality of our food and creates a dine-in atmosphere. Guests are more inclined to relax and enjoy their meals versus taking it to go," said Karen Bebus, Brand Manager for Einstein Bros.

        The Einstein Bros. Café menu is innovative, and designed to be an 'every-day' choice for guests. "This is food to be craved—we're using the freshest seasonal ingredients to create a variety of great menu options. We are poised to be a restaurant that people enjoy on a daily basis—for breakfast, lunch or dinner," said Chad Thompson, Senior Director of Research and Development.

        The menu offers items such as Brie and Black Forest Ham, served warm on a baguette with sweet grain honey mustard, apples and greens; Harvest Chicken Salad, roasted chicken, walnuts and dried cranberries tossed in a creamy stone-ground honey mustard dressing served on a croissant; Turkey Classic, smoked bacon, roasted turkey, butter lettuce, vine ripened tomatoes and spicy roasted tomato spread served on a grilled rustic white bread; Fresh Mozzarella and Tomato, served on a baguette with roasted red peppers, fresh basil and fig balsamic vinaigrette; and Italian Chicken Panini, served warm on a ciabatta with roasted chicken, pepperoni, pesto, spinach and roasted red pepper with mozzarella and provolone cheese. Einstein Bros Café will continue serving their renowned bagels, cream cheese and coffee.

        Einstein Bros. Café's new menu also provides flavorful options to those seeking low fat and low carbohydrate selections. The 100% Albacore Tuna Salad, served on artisan wheat with cucumbers, red onions and butter lettuce; and Low Fat Turkey Chili and Minestrone soups each have less than 10 grams of fat. Several menu items with less than 20 grams of net carbohydrates have been created and include Tuna Nicoise, a lettuce wrap with vine ripened tomatoes, cucumbers, red onions, black olives and lemon caper vinaigrette, and Tandoori Chicken with tomatoes, cucumbers, fresh cilantro, red onions with lemon garlic dressing and Asparagus soup. All egg breakfast frittata sandwiches are available "naked," served with fresh fruit or sliced tomatoes.

        Einstein Bros. Café has a 'tossed to order' salad station, where guests can see their selection being tossed fresh. Options include the Mediterranean Chicken, eggplant, roasted red peppers, cucumbers, almonds, black olives, goat cheese and fig balsamic vinaigrette; and Bros Bistro™, seasonal greens with raspberry vinaigrette, sweet roasted walnuts and gorgonzola cheese. Additionally, the culinary team has created a premium list of signature salad dressings including fig balsamic vinaigrette, citrus asiago and lemon caper vinaigrette. The dressings are used in a variety of items throughout the menu and select dressings are available for customers to purchase.

        Einstein Bros. Café's catering program offers guests the opportunity to provide freshly prepared meals for meetings and gatherings with family and friends.

        Purchased in June 2001, Einstein Bros. is owned by New World Restaurant Group, whose holdings include five popular regional American brands. Headquartered in Golden, Colo., Einstein Bros. currently has 370 company-operated and 55 licensed locations throughout the United States. For more information, visit www.nwrgi.com.

        Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "is designed to", "goal", "forecast," "estimate," "project," "intend," "expect," "plan to," "anticipate," "should," "would," "believe" and similar expressions, opinions, and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These factors include but are not limited to the following: (i) the availability of sufficient capital to the company and the ability to reach favorable lease terms for the opening of company-operated restaurants; (ii) the company's plan to revitalize its concepts is dependent upon various factors, including the availability of capital and opportunities to initiate modifications and the favorable response of consumers; (iii) the company's ability to build the average check depends, in part, upon market conditions, competition, and customer acceptability, among other factors; future results are subject to shifting consumer preferences, economic conditions, and competition, among other factors; (iv) the conversions and the opening of new concept stores and advertising campaigns are subject to availability of capital, and other resources, raw materials and the availability of advertising media and our ability to understand our customers' preferences. These and other risks are more fully discussed in the Company's SEC filings.

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NEW WORLD RESTAURANT GROUP LAUNCHES EINSTEIN BROS. CAFÉ —Completely New Look and Menu Introduced